EXHIBIT 99.1
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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT BUILDING MATERIALS CORPORATION OF AMERICA AT 973-317-5960

             BMCA COMPLETES MERGER OF ITS SUBSIDIARY WITH ELKCORP
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March 27, 2007 - Building Materials Corporation of America ("BMCA"), North
America's largest manufacturer of residential and commercial roofing products and specialty building products, which operates under the name GAF Materials Corporation, announces today the consummation of the merger of BMCA Acquisition Sub Inc., an indirect wholly-owned subsidiary of BMCA ("Purchaser"), with and into ElkCorp ("Elk") effective Monday, March 26, 2007. Each share of Elk common stock that was not tendered into the tender offer by Purchaser, BMCA Acquisition Inc. and BMCA and was outstanding at the time of the merger (other than shares held by Purchaser or its affiliates or stockholders who properly perfect appraisal rights under Delaware law) has been cancelled and converted into the right to receive $43.50 per share in cash, without interest. Elk is the surviving corporation and is now an indirect, wholly-owned subsidiary of BMCA.

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BMCA INFORMATION

Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. BMCA and Elk's pro-forma combined annual net sales in 2006 approximates $2.9 billion. BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.